Exhibit 99.1

NEWS RELEASE

ALLIANCE DATA TO DRIVE CUSTOMER LOYALTY AND BRAND SALES THROUGH
NEW BRANDED CREDIT CARD PROGRAM FOR INTERVAL INTERNATIONAL

•	Alliance Data’s card services business selected to provide credit card and loyalty marketing services for Interval International, a prominent worldwide provider of vacation services
•	Co-brand credit card and loyalty program to drive cardmember acquisition and brand engagement through Alliance Data’s innovative, tech-forward approach to driving sales and loyalty

COLUMBUS, Ohio, June 20, 2019 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Columbus, Ohio‑based card services business, a premier provider of branded private label, co-brand and business card programs, has signed a new multiyear agreement to provide co-brand credit card services for Interval International, a prominent worldwide provider of vacation  and membership services.

Interval International is a pioneer and innovator in the vacation ownership space, providing its members — nearly two million families enrolled in various membership programs — with comprehensive exchange services and a variety of other exciting benefits that offer value and convenience at home and on the road. Interval also offers sales, marketing and operations-support services to its resort developer clients. Interval operates an unparalleled exchange network of quality resorts, with  more than 3,200 properties in more than 80 nations.

Through the new credit card, Interval World Mastercard, Alliance Data will drive loyalty with a redefined, robust rewards program that benefits cardmembers through opportunities to earn points for bookings. Interval International will have access to Alliance Data’s innovative suite of capabilities, driving cardmember acquisition and allowing cardmembers to begin using their card to book travel immediately.  Interval also will have the ability to leverage Alliance Data’s precision marketing and data analysis capabilities to provide its members offers that are tailored to their unique preferences.

“Alliance Data brings proven, industry-leading expertise and a unique partnership approach,” said Sharon Freed, senior vice president, consumer marketing, for Interval International. “We are thrilled to offer the exciting benefits of this program to our members, who look to Interval to make their  vacation dreams a reality.”

“It is a privilege to partner with Interval International, a well-known innovator in the vacation ownership market,” said Deb Decker, senior vice president and chief client officer of Alliance Data’s card services business. “We look forward to using our data-driven approach to marketing and loyalty to create added value for Interval members, while driving significant customer loyalty and brand sales.”

About Interval International
Interval International operates membership programs for vacationers and provides value-added services to its developer clients worldwide. Based in Miami, Florida, the company has been a pioneer and innovator in serving the vacation ownership market since 1976. Today, Interval's exchange network comprises more than 3,200 resorts in over 80 nations. Through offices in 15 countries, Interval offers high-quality products and benefits to resort clients and approximately 2 million families who are enrolled in various membership programs.

About Alliance Data’s card services business
Based in Columbus, Ohio, Alliance Data’s card services business develops market-leading private label, co-brand, and business credit card programs for many of the world's most recognizable brands. Through our branded credit programs, we help build more profitable relationships between our partners and their cardmembers, and drive lasting loyalty.

Using the industry’s most comprehensive and predictive data set, advanced analytics, and broad-reaching capabilities, Alliance Data’s card services business has been helping partners increase sales and provide greater value to their cardmembers since 1986. We are proud to be part of the Alliance Data enterprise (NYSE: ADS), an S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas. To learn more, visit KnowMoreSellMore.com, follow us on Twitter @Know_SellMore, and connect with us on LinkedIn at Alliance Data card services.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Columbus, Ohio, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.

Alliance Data’s card services business is a provider of market-leading private label, co-brand, and business credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding additional strategic initiatives, the pending Epsilon transaction and whether closing conditions for such transaction will be satisfied or waived and the expected use of proceeds therefrom, our expected operating results, future economic conditions including currency exchange rates, future dividend declarations and the guidance we give with respect to our anticipated financial performance.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Further risks and uncertainties include, but are not limited to, the pending transaction involving Epsilon, whether such transaction will be completed, the possibility that closing conditions for the transaction may not be satisfied or waived, the impact of additional strategic initiatives on us or our business if any transactions are undertaken, and whether the benefits of such transactions can be achieved.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.
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Media Contacts:

Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com